                                                                    EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT OF
                        GROBSTEIN, HORWATH & COMPANY LLP



We hereby consent to the incorporation by reference in this Form S-3 of our report dated March 31, 2003 with respect to the consolidated balance sheet of New Dragon Asia Corp. as of December 25, 2002, and the related consolidated statements of income and comprehensive income, cash flows and stockholders' equity for the year ended December 25, 2002.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


GROBSTEIN, HORWATH & COMPANY LLP

Sherman Oaks, California
October 2, 2003